Exhibit 10.1

Revolving Line of Credit Loan Agreement

Loan Number:	XXXXXXX

Date:	December 11th, 2017

Borrower:	Friedman Industries, Inc., a Texas corporation

Borrower’s Address:	1121 Judson Road, Suite #124, Longview, Texas 75601

Lender:	Citizens National Bank

Lender’s Address:	P.O. Box 1009, Henderson, Texas 75653

Principal Amount:	Seven Million, Five Hundred Thousand and No/100 Dollars ($7,500,000.00)

Maturity Date:	December 11th, 2018

This Revolving Line of Credit Loan Agreement is made between Lender and Borrower. In consideration of the mutual covenants and agreements in this Agreement, the parties agree as follows:

Article I. Definitions

1.01.     Definitions and Construction. All terms used in this Agreement, whether or not defined in this section, and whether used in singular or plural form, shall be deemed to refer to the object of the term whether such is singular or plural, as the context may suggest or require. Borrower agrees that this Agreement was the result of a negotiated agreement with Lender and the rule of construction that states ambiguities in a document are construed against the party who drafted it does not apply in interpreting this Agreement. In addition to the other terms defined above, the following terms have these meanings when used in this Agreement:

“Advance” means an advance to Borrower under the Line of Credit.

“Agreement” means this Revolving Line of Credit Loan Agreement, either as originally executed or as it may be amended from time to time in writing.

“Authorized Person” means (a) any and all Persons with actual or apparent authority to act on behalf of Borrower in connection with Borrower’s dealings with Lender, and (b) the following named Person(s), each of whom are authorized to request Advances and to direct the use, deposit or payment of all Advances until Lender actually receives from Borrower, at Lender’s Address, written notice of revocation of such authority:

Alex LaRue; and

Robert Sparkman.

“Borrower” means the borrower(s) identified in the introductory section above, whether one or more.

“Borrower’s Address” means the address for Borrower identified in the introductory section above, or such other address notice of which is given by Borrower in writing and delivered to Lender.

“Business Day” means any day on which Lender is open for the transaction of business.

“Collateral” means (a) all property described in the Loan Documents as security or collateral for the Obligations, (b) all other property securing payment of any of the Obligations under any other agreement or document, or by means of any applicable law or cross-security provision, (c) all property subsequently taken as collateral or security for any part of the Obligations, and (d) all additions, substitutions, accessions to, replacements for and proceeds thereof.

“Constituent Documents” means the following, as amended or revised: (a) in the case of a corporation, its articles of incorporation or certificate of formation and its bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership or certificate of formation and its partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization or certificate of formation and its operating or company agreement; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Default Interest Rate” means a rate per annum equal to the lesser of a) eighteen percent (18%), or b) the maximum rate of interest permitted under federal or other law applicable to the Note.

“Event of Default” means the occurrence or happening of any of the events set forth in Article V or otherwise herein.

“Expiration Date” is defined in Article II of this Agreement.

“Hazardous Substances” means materials that, because of their quality, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The phrase “Hazardous Substances” is used in its very broadest sense and includes without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the terms of any environmental laws, and the phrase also includes petroleum and petroleum by-products and any fraction thereof and asbestos.

“Lender” means the lender identified in the introductory section above, and its successors, assigns and participants.

“Lender’s Address” means the address for Lender identified in the introductory section above, or such other address notice of which is given by Lender in writing and delivered to Borrower.

“Lien” means any mortgage, deed of trust, pledge, encumbrance, assignment for security, security interest, lien or charge of any kind, whether voluntarily incurred or arising by operation of law, by statute, by contract, or otherwise.

“Line of Credit” means the line of credit established under this Agreement and evidenced, in part, by the Note.

“Loan Documents” means this Agreement, the Note and any and all deeds of trust, security agreements, guaranty agreements, assignments, assignments of rents, indemnity agreements, certifications, pledge agreements, and other agreements or documents related to or securing the Note, the other Obligations, or any Related Indebtedness, together with any and all renewals, modifications, amendments, restatements, extensions and supplements thereof.

“Material Adverse Effect” means any event or condition which, alone or when taken with other events or conditions occurring or existing concurrently therewith (a) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, properties or prospects of Borrower or of the industry in which Borrower operates; (b) has or is reasonably expected to have any material adverse effect whatsoever on the validity or enforceability of this Agreement, or any other Loan Document; (c) materially impairs or is reasonably expected to materially impair the ability of Lender to enforce its rights and remedies under this Agreement and the other Loan Documents; or (e) has or is reasonably expected to have any material adverse effect on the Collateral, the Liens of Lender in the Collateral or the priority of such Liens.

“Maturity Date” means the earlier to occur of a) the date stated in the Note as the Maturity Date, or b) the date on which the maturity of the Note is accelerated by Lender under the terms hereof or under any of the other Loan Documents.

Revolving Line of Credit Loan Agreement, Page 2

“Note” means the promissory note executed by Borrower, dated December 11th, 2017, in the original principal amount of $7,500,000.00 and payable to the order of Lender as the note may hereafter be amended, modified, renewed or extended from time-to-time.

“Obligations” means (a) any and all indebtedness (including any Related Indebtedness) owed to Lender under the terms of the Note, this Agreement or any other Loan Document, (b) all renewals, extensions, amendments and\or modifications of any of the foregoing or following, (c) any and all other or additional debts, obligations and liabilities of every kind and character of Borrower, whether due or to become due, now or hereafter existing in favor of Lender, regardless of whether such debts, obligations and liabilities be direct or indirect, primary, secondary, joint, several, joint and several, fixed or contingent, and regardless of whether such debts, obligations and liabilities were originally owing to Lender or acquired by Lender or its assignees from any third party, and (d) all interest, charges, fees, attorneys’ fees, expenses, costs and any other sum chargeable by Lender to Borrower under this or any other agreement. Lender’s records shall be prima facie evidence of the Obligations due and owing under this Agreement.

“Person” means and includes any individual, sole proprietorship, partnership, joint venture, trust, estate, unincorporated organization, association, corporation, or governmental authority.

“Principal Amount” means the principal amount of the Note.

“Related Indebtedness” means any and all Obligations paid or payable by Borrower to Lender pursuant to any of the Loan Documents or any other communication or writing by and between Borrower and Lender, except such indebtedness which has been paid or is payable by Borrower to Lender under the Note.

“Tangible Common Shareholders’ Equity” means the difference between the Market Value of all tangible assets of Borrower and the total liabilities, preferred stock, and other assets which are properly classified as intangible assets of Borrower.

Article II. Purpose of Loan, Procedures, Conditions

2.01.     Purpose. The purpose of the Note is to provide financing by Lender to Borrower to provide working capital to fund inventory purchases. Borrower agrees no amount advanced under this Agreement will be used for any other purpose.

2.02.     Optional Advances. If Lender advances funds in excess of the Principal Amount (each, an “Optional Advance”), Borrower agrees such Optional Advance shall be subject to the terms and conditions of this Agreement and included as a part of the Obligations. Borrower also agrees that Lender does not hereby agree to make any Optional Advance and shall do so only in the exercise of Lender’s sole discretion.

2.03.     Revolving Commitment. The Note is a revolving line of credit. Prior to the Expiration Date, repayments applied to the Principal Amount reinstate Borrower’s ability to request further Advances subject to the terms of this Agreement and the other Loan Documents.

2.04.     Advances; Procedures. Subject to the terms and conditions of this Agreement and the other Loan Documents, Lender agrees to make Advances of principal under the Line of Credit. Borrower shall give Lender written notice of Borrower’s request for an Advance at least one (1) Business Day prior to the requested date of the Advance. Lender may make available to Borrower the amount of the Advance in the manner deemed appropriate by Lender or in whatever form the parties agree. Each request for an Advance shall specify (a) the amount of the Advance; (b) the date the Advance is requested, which shall be on a Business Day; (c) the then current unpaid Principal Amount of the Note; (d) the then current unused portion of the Line of Credit; (e) a certification that the requested Advance is allowed under this Agreement; and (f) a certification that no Event of Default exists. Lender may waive any of the above requirements in the exercise of Lender’s sole discretion and judgment and the waiver of one or more requirements concerning one Advance does not waive any requirement for a different Advance. Any and all Advances made at the request of an Authorized Person, regardless of the manner in which an Advance was made, where it was deposited or how the proceeds of the Advance were used, shall be deemed for all purposes to have been an authorized Advance and a part of the Obligations.

Revolving Line of Credit Loan Agreement, Page 3

2.05.     Term; Expiration Date.

(a)     The Line of Credit shall continue in effect until the Expiration Date, which date shall be the earlier to occur of (i) December 11th, 2018, (ii) the acceleration of the maturity of the Note, (iii) the occurrence of any Event of Default, or (iv) the date on which Lender’s conditional obligation to fund Advances otherwise terminates. On the Expiration Date, any un-disbursed amounts available under the Line of Credit shall expire and Lender shall not be obligated to make other Advances. Lender may waive, in the exercise of its sole discretion and judgment, the occurrence of any event that causes an Expiration Date and the waiver of any one or more such events does not waive, change or alter any future Expiration Date.

(b)     Lender is not obligated to renew or extend the time for payment of the Note or any other Obligation past its stated maturity.

(c)     At the Expiration Date, the Obligations shall be due and payable in full to Lender. The occurrence of an Event of Default or other termination of the Line of Credit shall not in any way release or relieve Borrower from Borrower’s liabilities and obligations under this Agreement, the Note, or any other Loan Document, which liabilities and obligations shall remain in full force and effect until the Obligations have been paid in full.

2.06.     Specific Conditions to Each Advance. The right of Borrower to request any Advance shall be subject to the following conditions precedent:

(a)     No Event of Default. As of the date of the making of the Advance, there shall exist no Event of Default and there shall exist no circumstance which, with the giving of notice, the passage of time, or both would constitute an Event of Default. Lender is not obligated to make an Advance if the funding of the Advance would result in an Event of Default;

(b)     Compliance with Agreement. Borrower shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein and in each of the other Loan Documents;

(c)     Request for Advance. Lender shall have received from Borrower a request for Advance in accordance with the provisions of this Agreement; and

(d)     No Default on Other Indebtedness. Borrower is not in default, and will not be in default following the making of an Advance, under the terms of any other loan, loan agreement, indenture, or other agreement relating to indebtedness for borrowed money with any other Person.

2.07.     Conditions Precedent. Lender shall receive prior to, or at the time of closing (or, if agreed to in writing by Lender, within a reasonable time after closing), all of the following which shall be in form and substance satisfactory to Lender in the exercise of its sole discretion and judgment:

(a)       Resolution of Borrower. Copies of the resolutions of Borrower’s governing authorities (if applicable) under their respective Constituent Documents authorizing the execution, delivery and performance of this Agreement, the Note, and all other Loan Documents;

(b)        Note. The Note, duly executed and delivered by Borrower;

(c)        Good Standing. Evidence satisfactory to Lender showing Borrower’s good standing and qualification to do business in all states in which Collateral is located and in which they are engaged in business;

(d)        Appraisal. A satisfactory appraisal of the Collateral, acceptable to Lender in the exercise of its sole discretion;

Revolving Line of Credit Loan Agreement, Page 4

(e)       Insurance Policies. Evidence satisfactory to Lender that Borrower have obtained the insurance policies required by this Agreement and the other Loan Documents;

(f)       Fees. Evidence that all fees due and owing to Lender or any third party, if any, in connection with th this Agreement have been paid in full;

(g)       Loan Documents. Each Loan Document is duly executed by those Persons authorized to execute and deliver same;

(h)       Filing of Loan Documents. Each Loan Document required under law or requested by Lender to be filed, registered or recorded in order to create, attach or perfect any Lien in favor of Lender or for the benefit of Lender, shall have been filed, registered or recorded;

(i)        Other Information. Such other information and documents as may reasonably be required by Lender and Lender’s counsel, including: None.

2.07.    Cross-Security. Lender and Borrower intend for the Collateral to secure all of the Obligations unless the creation of a Lien on any of the Collateral to secure any debt other than the Note is prohibited by applicable law.

2.08.    Liens. Borrower agrees to grant or cause to be granted to Lender, as security for the Obligations, a first, prior, perfected and enforceable Lien on all Collateral now owned or hereafter acquired.

2.09.    Additional Documentation. Borrower shall, upon request, execute and deliver to Lender such additional documentation in form and content acceptable to Lender as and when Lender requests for the purposes of creating, documenting, transferring, assigning, delivering, or perfecting any interest in any Collateral. Until such time as Lender shall have perfected its security interest or lien, Borrower shall hold in trust for Lender all property or Collateral acquired by Borrower. Until the payment and satisfaction in full of the Obligations, Lender’s Liens on the Collateral and all products and proceeds thereof shall continue in full force and effect. Lender may file one or more financing statements disclosing Lender’s Liens under this Agreement without Borrower’s signature appearing thereon.

2.10.     Appraisals; Inspection Rights. Lender shall have the right and option to order, make or have made, new or updated appraisals on all or any part of the Collateral. Any new or updated appraisal shall be at Borrower’s sole expense if (a) an Event of Default occurs and is continuing at the time the new or updated appraisal is ordered by Lender, or (b) if there is no Event of Default, Lender orders the new or updated appraisal for such appraised part of the Collateral no more often than once in each calendar year. Lender (or any person or person designated by it), in its sole discretion, shall have the right to call at any place of business of Borrower or at any location where Collateral may be found at any reasonable time, and, without hindrance or delay to inspect the Collateral and to inspect, review, check and make extracts of Borrower’s books, records, journals, orders, receipts and any other correspondence and other data relating to the Collateral, to Borrower’s business or to any other transactions between the parties hereto.

2.11.     Conditions Precedent for the Benefit of Lender. All conditions precedent to the making of any Advance or the closing on this loan are imposed in this Agreement solely for the benefit of Lender, and no other party (including Borrower) may require satisfaction of any such condition(s) precedent or be entitled to assume that Lender will refuse to make an Advance or to close on the making of the loan in the absence of strict compliance with such condition(s) precedent.

Revolving Line of Credit Loan Agreement, Page 5

Article III. Representations, Warranties and Covenants

Borrower covenants, represents and warrants to Lender (with all representations and warranties surviving the creation of the Obligations), the following:

3.01.     Financial Statements. All information provided to Lender by Borrower, whether in writing or verbal and including all information contained in any Loan Document is true and correct.

3.02.     Performance of Other Obligations. Borrower is not a party to any agreement or instrument which could have a material adverse effect on the operations of Borrower, or Borrower’s ability to perform any of the Obligations. Borrower is not in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, could constitute an Event of Default hereunder or under any agreement to which Borrower is a party.

3.03.     Compliance with Laws. Borrower is and shall continue to be in compliance with all federal and state regulations, rules, directives, and orders, and all other agreements, permits, licenses, certificates, laws, rules, regulations, orders and writs concerning or relating to the right of Borrower to conduct its business and to own the assets which it presently owns, and Borrower is not aware of being under investigation by any federal agency or any state or local agency for any reason.

3.04.     Taxes. Borrower has filed, and will file, all tax returns required to be filed and Borrower has paid and will pay all taxes shown thereon to be due, including interest and penalties, except for any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings.

3.05.     Lender’s Influence. Lender has not exercised or attempted to exercise, directly or indirectly, any degree of control or influence of any kind whatsoever over the internal business operations or financial affairs of Borrower. Borrower shall immediately notify Lender, in writing, of any actions that it considers to constitute an exercise or attempt to exercise such control or influence in the future. Lender has not acted as a business, investment or financial consultant or advisor to Borrower.

3.06.     Existence. If Borrower is an organization, Borrower is and will continue to be (a) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (b) the holder of all requisite power and authority to own its property and assets and carry on its business; and (c) qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary.

3.07.     Binding Obligations. The execution, delivery, and performance of the Loan Documents by each Person have been duly authorized by all necessary action by such Person, and constitute legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

3.08.     Other Extraordinary Events. Borrower will not take any of the following actions without Lender’s prior written consent: (a) purchase or otherwise acquire or become obligated for the purchase of all or a substantial part of the assets of any Person, where the purchase, acquisition, or obligation would have a material adverse effect on Borrower’s financial condition; (b) materially change Borrower’s general business purpose or take any action with a view towards the same including entering into new lines of business in connection with or in any way related to the Collateral; (c) change Borrower’s name; or (d) convert to any other form of entity; (i) make any material change to Borrower’s Constituent Documents; (ii) dissolve or otherwise terminate its entity status; or (iii) enter into any merger, reorganization or consolidation.

3.09.     No Financing of Corporate Takeovers. No proceeds of the Note or any other advance under any Loan Document will be used to acquire any security in any transaction which is subject to §§13 or 14 of the Securities Exchange Act of 1934, including particularly (without limitation) §§13(d) and 14(d) thereof.

3.10.     Transactions With Affiliates. Borrower will not enter into any transaction with any affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a Person or entity not an affiliate.

Revolving Line of Credit Loan Agreement, Page 6

3.11.     Notifications to Lender. Borrower will notify Lender by telephone within one (1) Business Day (with each such notice to be confirmed in writing within two (2) Business Days following such telephone notice): (a) upon Borrower’s learning thereof, of any litigation affecting Borrower claiming damages of $10,000.00 or more, individually, or when aggregated with other litigation pending against Borrower, if not covered by insurance, and of the threat or institution of any suit or administrative proceeding against Borrower which may have a Material Adverse Effect, or which may affect any of Lender’s Liens or have a Material Adverse Effect, and establish such reasonable reserves with respect thereto as Lender may request; (b) upon learning thereof, of any event which, but for the giving of notice or the passage of time or both, would be an Event of Default hereunder; (c) upon occurrence thereof, of any change to the operations, financial condition or business or Borrower which would have a Material Adverse Effect; (d) upon the occurrence thereof, of Borrower’s default in any material respect under (i) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to any indebtedness for borrowed money of Borrower or (ii) any other instrument, document or agreement material to the operations or condition, financial or otherwise, of Borrower to which Borrower is a party or by which Borrower or any of their respective properties are bound.

3.12.     Hazardous Substances. The Collateral is free, and will continue to remain free, from “Hazardous Substances” and no portion of the Land is subject to federal, state or local regulation or liability because of the presence of stored, leaked or spilled petroleum products, waste materials or debris, “PCB’s” or PCB items (as defined in 40 C.F.R. §761.3), underground storage tanks, “asbestos” (as defined in 40 C.F.R. §763.63) or the past or present accumulation, spillage, release or leakage of any such substance.

3.13.     Absence of Litigation. There is no action, suit, investigation or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower by or before any court, arbitrator or administrative or governmental body.

3.14.     Collateral. Borrower will keep and maintain, or cause to be kept and maintained, the Collateral in good operating condition, reasonable wear and tear excepted, and repair and make all necessary replacements thereof so that the operating efficiency thereof shall at all times be maintained and preserved. Borrower shall, upon Lender’s reasonable written demand, and within ten (10) days of such demand, deliver to Lender, any and all evidence of ownership of any of the Collateral.

3.15.     Trade or Fictitious Names. Until all Obligations are paid in full, Borrower will not use or adopt any trade, assumed or fictitious name.

3.16.     Solvency. Borrower benefits, directly and indirectly, from the loan(s) to be made by Lender to Borrower and that are included as a part of the Obligations. The fair value of all of Borrower’s assets as of this date is greater than the sum of all of Borrower’s debts and other obligations. Borrower is currently paying all of their respective debts and obligations as they come due and no debts or obligations of Borrower are currently past due or owing. Undertaking the Obligations and the granting of Liens to secure the payment of the Obligations will not cause or otherwise result in the insolvency of Borrower, and will not leave Borrower with resources that are insufficient or inadequate for the purpose of each of them to carry on its business or to meet its other obligations. Borrower (by reason of the direct and indirect benefits flowing from the Obligations) will each receive and have received reasonably equivalent value in exchange for the Liens conveyed against Collateral. Borrower agrees that if all or a part of the Liens transferred to Lender are unenforceable or avoidable under applicable law (whether such law is federal or state law) for any reason (including, but not limited to, reasons relating to insolvency or the value of consideration received by the grantor of the lien or the value of the direct and indirect benefits received by such grantor in connection with the Obligations), then the Liens against Collateral shall be enforceable and unavoidable to the maximum extent allowed by law.

3.17.     Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of Borrower with any supplier or with any company whose contract(s) with Borrower, individually or in the aggregate is/are material to the operations of Borrower.

3.18.     Payment of Proceeds; Collateral Sales. Borrower will not sell, lease or transfer any of the Collateral or any interest therein without the prior written consent of Lender, unless the sale, lease or transfer is done in the ordinary course of Borrower’s business. In the case of an Event of Default, any permission previously given by Lender to Borrower to use proceeds from the sale, disposition, lease or collection of any Collateral (or any other form of proceeds) is automatically canceled without any notice to Borrower and regardless of any opportunity Borrower has to cure the Event of Default.

Revolving Line of Credit Loan Agreement, Page 7

3.19     Survival of Representations and Warranties. All representations and warranties by Borrower herein shall survive delivery of the Note and any investigation at any time made by or on behalf of Lender shall not diminish Lender’s right to rely on such representations and warranties.

Article IV. Special Covenants

4.01.     Reporting Requirements. Borrower will furnish or cause to be furnished to Lender:

(a)     As soon as practicable, and in any event within ninety (90) days after the end of each calendar year, audited financial statements of Borrower, including a balance sheet, income statement and statement of cash flow for the preceding calendar year, prepared in accordance with the accounting practices theretofore used by such party, consistently applied, and certified as to truth and accuracy by Borrower;

(b)     As soon as available, and in any event within thirty (30) days after the filing of same, true and correct copies of all United States income tax returns filed by Borrower;

(c)      Within 30 days after the end of each quarter, an aged accounts receivable report;

(d)      Within 10 days of filing, true and correct copies of all notices and/or documents filed by Borrower with the Securities & Exchange Commission; and

(e)     Such other information respecting the condition or operations, financial or otherwise, of Borrower s Lender may from time-to-time request in the exercise of its sole discretion and judgment.

4.02.     Financial Requirements.

(a)     Borrower will at all times maintain a minimum total tangible common shareholders’ equity of Fifty million and no/100 Dollars ($50,000,000.00); and

(b)      Borrower will at no time allow its maximum debt to exceed Fifty percent (50%) of Borrower’s total tangible common shareholders’ equity as defined herein.

4.03.     Loans, Guaranties and Investments. Borrower will not (i) lend money or make advances to any Person, (ii) guarantee any obligation of any other Person or entity, or (iii) or make any capital contribution to, any Person.

4.04.     Prohibition on other Liens. Other than the Liens of Lender, Borrower shall not grant or permit to be granted any other Liens on any of the Collateral. Lender shall have the right, but not the obligation, to require executed lien waivers signed by all landlords and by any person in possession of Collateral.

4.05.     Authorization to Request Information. Borrower hereby irrevocably authorizes Lender, and gives Lender Borrower’s limited power of attorney (coupled with an interest) for the purpose of requesting and receiving all information, reports, records, summaries and other data (including electronic data) from each Person obligated to pay or deliver any Collateral to Borrower or Lender.

4.06.     Insurance. Borrower will:

(a)      Keep all tangible Collateral insured by insurance companies reasonably acceptable to Lender and in amounts reasonably satisfactory to Lender and naming Lender as loss payee thereon pursuant to a lender’s loss payee clause satisfactory to Lender;

Revolving Line of Credit Loan Agreement, Page 8

(b)      Maintain at all times liability insurance coverage against such risks and in such amounts as are customarily maintained by others in similar businesses, such insurance to be carried by insurance companies (i) reasonably acceptable to Lender or having an A or better rating according to Best’s Insurance Reports; Property-Casualty and (ii) licensed to do business in the state of Texas and in all jurisdictions in which such Borrower does business. Such liability insurance and any umbrella policies shall provide coverage of a minimum of $500,000.00 per person, and $1,000,000.00 per occurrence; and

(c)      Deliver certificates of insurance for such policy or policies to Lender containing endorsements, in form satisfactory to Lender, providing that the insurance shall not be cancelable, except upon thirty (30) days’ prior written notice to Lender.

Article V. Events of Default

The occurrence of any one or more of the following events will constitute an Event of Default under this Agreement:

5.01.     Failure to Pay. Borrower fails to pay the Obligations or any portion thereof as and when due or declared due pursuant to the terms of this Agreement, the Note, any other Loan Document or any other applicable agreement.

5.02.     Failure of Borrower to Perform Other Obligations. Borrower defaults in the performance of any of the covenants or agreements of Borrower contained in this Agreement or in any of the other Loan Documents, or Borrower defaults in the performance of any obligation or responsibility under the terms of any Related Indebtedness or any other agreement between Borrower and Lender.

5.03.     Misrepresentations. Borrower makes any representation or warranty in any of the Loan Documents or in any certificate or statement furnished to Lender at any time hereunder or in connection with any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished.

5.04.     Tax Lien. A notice of Lien, levy or assessment is filed of record with respect to all or any of Borrower’s assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency.

5.05.     Voluntary Bankruptcy. Borrower: (a) files a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (b) enters into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (c) applies for or permits the appointment, by consent or acquiescence, of a receiver, custodian or trustee of Borrower or for all or a substantial part of either Person’s property; (d) makes a general assignment for the benefit of creditors; or (e) is unable or fails to pay Borrower’s debts generally as such debts become due, or otherwise becomes insolvent.

5.06.     Involuntary Bankruptcy. There shall have been filed against Borrower an involuntary petition in bankruptcy.

5.07.     Judgments. Any judgment, decree or order for the payment of money against Borrower shall be rendered against Borrower, or any writ of garnishment, writ of attachment, writ of execution, levy, charging order or turnover order be entered or issued against any Borrower.

Revolving Line of Credit Loan Agreement, Page 9

Article VI. Rights and Remedies Upon Default

Upon the occurrence of any Event of Default, Lender may at its option, exercise any one or more of the following remedies or rights, in addition to all other rights and remedies provided by law or otherwise provided by this Agreement or any other Loan Document, all of which rights and remedies shall be cumulative and not exclusive:

6.01.     Notice and Request for Cure. Lender may provide Borrower with written notice of the existence of the Event of Default with a request for Borrower to cure, or take action sufficient to cure the Event of Default within a specified time period. Notice and opportunity to cure shall not be required to establish the existence of an Event of Default in connection with any failure by Borrower to pay any amount to Lender. Borrower specifically waives any notice of presentment, notice of intent to accelerate, notice of default, demand, notice of acceleration, and notice of protest in connection with any default relating to Borrower’s failure to pay any amount. In connection with any Event of Default that is not a payment default, a breach of warranty, or a misrepresentation, Lender must give Borrower ten (10) days’ notice of the default before Lender exercises any of Lender’s other rights and remedies under this Article VI. If the default is cured within said ten (10) days, the default will no longer be an Event of Default.

6.02.     Default Interest Rate. Lender may charge Borrower the Default Interest Rate until any portion of the Obligations which are past due are paid or otherwise brought current, which interest may be applied to the entire balance of the Obligations. Borrower waives any prior notice of the applicability of the Default Interest Rate.

6.03.     Reports/Reviews/Examinations. Lender may require Borrower to submit such additional reports or other information as Lender reasonably determines necessary and/or increase the frequency or broaden the scope of any Lender review or examination otherwise agreed to in this Agreement or in any other Loan Document.

6.04.     Take Possession of Collateral. Lender may (a) enter upon any place or places where the Collateral is located and kept, through self-help and without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Lender’s claim and without any obligation to pay rent to Borrower, and remove the Collateral therefrom to the premises of Lender or any agent of Lender for such time as Lender may desire, in order to effectively collect or liquidate the Collateral and/or (b) require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both Borrower and Lender.

6.05.     Proceed Against Borrower. Lender may, without the necessity of prior recourse to any Collateral, proceed directly against Borrower to collect the Obligations and enforce this Agreement.

6.06.     Remedies Under Loan Documents. Lender may exercise any or all rights and remedies available to Lender under the terms of any Loan Document.

6.07.     Borrower’s Receipt of Proceeds. Upon the occurrence and during the continuation of an Event of Default, all amounts and proceeds (including instruments and writings) received by Borrower in respect of any Collateral shall be received in trust by Borrower for the benefit of Lender and shall be segregated from all other property of Borrower and shall be forthwith delivered to Lender in the same form as so received (with any necessary endorsements) and applied to the Obligations in accordance with the Loan Documents.

6.08.     Notification to Account Debtors. Lender may at its discretion from time to time during the continuation of an Event of Default notify any or all obligors under any accounts or general intangibles (i) of Lender’s security interest in such accounts or general intangibles and direct such obligors to make payment of all amounts due or to become due to Borrower thereunder directly to Lender, and (ii) to verify the accounts or general intangibles with such obligors. Lender shall have the right, at the expense of Borrower, to enforce collection of any such accounts or general intangibles and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Borrower.

6.09.     Non-Judicial Remedies. In granting to Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Borrower expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process. Borrower recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Lender or Borrower from resorting to judicial process at either party’s option.

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6.10.     Equitable Relief. Borrower recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Borrower therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

6.11.     Common Law and Statutory Right of Offset. Nothing herein shall limit or impair Lender’s rights of offset, if any, that may arise by operation of law or under the terms of any other agreement.

6.12.     Other Remedies. Lender may exercise any and all other remedies and rights allowed by or arising under applicable law, legal and equitable. In addition, Lender may elect to waive the Event of Default. Nothing herein obligates or requires Lender to exercise any particular remedy or to enforce any Event of Default.

Article VII. Miscellaneous

7.01.     Waivers. The failure of Lender at any time to require strict compliance with any provision of this Agreement or any other Loan Document shall not affect Lender’s continuing right thereafter to require compliance. Any suspension or waiver by Lender of an Event of Default shall not affect any other Event of Default and Lender’s remedies with respect thereto, regardless of when said Event of Default occurs and the nature of said Event of Default. Any waiver, suspension, or consent by Lender with respect to Borrower’s compliance with this Agreement must be in writing signed by Lender and shall be limited to the extent set forth therein.

7.02.     Amendments. Neither this Agreement nor any of the Loan Documents may be amended except in writing, signed by all parties to this Agreement.

7.03.     Assignment. This Agreement shall bind and inure to the benefit of Borrower and Lender, and their respective successors, permitted assigns, heirs, legal representatives and, in the case of Lender, its participants. Borrower shall not assign, in whole or in part, this Agreement or any of the rights, duties, or obligations of Borrower under this Agreement and any such assignment or attempted assignment shall be void and of no effect with respect to Lender.

7.04.     Severability. If any part of this Agreement shall be adjudged invalid or unenforceable, whether in general or in any particular circumstance, then such partial invalidity or unenforceability shall not cause the remainder of this Agreement to be or to become invalid or unenforceable, and if a provision hereof is held invalid or unenforceable in one or more of its applications said provision shall remain in effect in all valid applications that are severable from the invalid or unenforceable application(s). This Agreement shall be interpreted so as to give effect and validity to all of the provisions of this Agreement to the fullest extent permitted by law.

7.05.     Governing Law; Venue. Except to the extent that federal law is applicable, this Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by and construed in accordance with the laws of the State of Texas. Venue for all proceedings arising from or related to the Note, this Agreement, any of the Collateral, any of the other Loan Documents or the interpretation or enforcement of any of the above shall be in Rusk County, Texas.

7.06.     Limitation of Liability and Releases. Lender and Lender’s officers, directors, employees, attorneys and agents of Lender shall have no liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

7.07.     Lender Not Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender, to be other than that of debtor and creditor.

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7.08     Waiver of Anti-Deficiency Statute(s). Borrower waive to the maximum extent allowed by law (a) any right under Texas Property Code §§51.003, 51.004 and 51.005 to assert a defense to any suit to collect a deficiency on the Note or any of the other Obligations secured by Collateral, and (b) any right of offset against the Note or any of the other Obligations secured by Collateral.

7.09.     Waiver of Right to Trial by Jury. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THE LOAN DOCUMENTS.

7.10.     Patriot Act Notice. Lender notifies Borrower that pursuant to the requirements of Section 326 of the USA Patriot Act of 2001, 31 U.S.C. § 5318, Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Lender to identify the Borrower in accordance with the Act.

7.11.     Disclosure Relating to Collateral Protection Insurance. As of the date of this disclosure, Borrower and Lender have or shall have consummated a transaction pursuant to which Lender has agreed to make a loan to Borrower. Borrower is pledging Collateral to secure the Obligations in accordance with the Loan Documents. This notice relates to Borrower’s obligations with respect to insuring the Collateral against damage. To this end, Borrower must do the following: (a) keep the Collateral insured against damage in the amount equal to the Obligations or as otherwise required by the Loan Documents; (b) purchase the insurance from an insurer that is authorized to do business in the applicable state or an eligible surplus lines insurer; and (c) name Lender the person to be paid under the policy in the event of loss. Lender may obtain collateral protection insurance on behalf of Borrower at Borrower’s expense if Borrower fails to meet any of the foregoing requirements.

7.12.     Waiver of Consumer Rights. BORROWER WAIVE ALL RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, §17.41 ET SEQ., BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. BORROWER WAIVE SUCH RIGHTS AFTER CONSULTATION WITH AN ATTORNEY OF THEIR OWN SELECTION, AND THEY DO VOLUNTARILY CONSENT TO THIS WAIVER.

7.13.     Notice of Final Agreement. It is the intention of Borrower and Lender that the following NOTICE OF FINAL AGREEMENT be incorporated by reference into each of the Loan Documents (as the same may be amended, modified or restated from time to time). Borrower and Lender warrant and represent that the entire agreement made and existing by or among them with respect to the Loans is and shall be contained within the Loan Documents.

NOTICE OF FINAL AGREEMENT

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

LENDER:		BORROWER:
Citizens National Bank		Friedman Industries, Inc., a Texas corporation

By:	/s/ Brad Tidwell	By:	/s/ Alex LaRue
Name:	Brad Tidwell	Name:	Alex LaRue
Title:	Chief Executive Officer	Title:	Vice-President, Secretary and Treasuer

Loan Agreement – RLOC - $7,500,000.00

Revolving Line of Credit Loan Agreement, Page 12